Exhibit 1.01

Conflict Minerals Report of Restoration Hardware Holdings, Inc. in Accordance with Rule 13p-1 under the Securities and Exchange Act of 1934

I.	Introduction
1.	Overview of our Conflict Minerals Report

This Conflict Minerals Report of Restoration Hardware Holdings, Inc. (the “Company,” “RH,” “us,” “we”) is prepared in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period January 1, 2015 to December 31, 2015 (the “reporting period”).

The Rule requires issuers that manufacture or contract to manufacture products that contain conflict minerals that are necessary to the functionality or production of those products to, among other things, disclose annually whether any of those conflict minerals originated in the Covered Countries and if so, to submit a report to the Securities and Exchange Commission (the “SEC”) that includes a description of the measures they took to exercise due diligence on the conflict minerals’ source and chain of custody. Conflict minerals are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, which are limited to tantalum, tin, tungsten and gold (the “conflict minerals”).   The “Covered Countries” for purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

2.	Overview of our Supply Chain, Verification Process and Conflict Minerals Policy

During the reporting period, RH did not own or operate any manufacturing facilities but instead contracted and had relationships with third-party suppliers who manufacture our merchandise. The products that the Company “contracts to manufacture,” as such term is referred to by the Rule, are herein referred to as the “Subject Products.”  The Subject Products are manufactured for the Company through such suppliers’ own factories or factories with which such suppliers have commercial relationships.  The Company must therefore rely on its third-party suppliers to provide information regarding the existence of conflict minerals in the Subject Products and their origin.

The Company relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from the smelters or refiners who may provide those minerals to companies in our supply chain. The Company is many steps removed from the mining of conflict minerals. The Company does not purchase raw or unrefined conflict minerals, and conducts no purchasing activities directly in the Covered Countries.  The statements herein are based on the activities performed to date, in good faith, by the Company and on the information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions in the information provided by suppliers or smelters, ongoing identification of smelters in our supply chain, and incomplete information from industry or other third-party sources, among others.

We adopted a Conflict Minerals Policy that is published on our supplier cloud platforms and is incorporated in our Vendor’s Operation Manual (the “Vendor Manual”).

II.	Description of Products Covered by this Report

RH offers dominant merchandise assortments across a growing number of categories, including furniture, lighting, textiles, bathware, décor, outdoor and garden, tableware and children’s furnishings. The Subject Products included products sold by the Company in the following categories: furniture, bathware, décor, outdoor and garden, and children’s furnishings.

III.	Reasonable Country of Origin Inquiry

In accordance with the Rule, we conducted in good faith a reasonable country of origin inquiry (the “RCOI”) that was reasonably designed to determine whether any of the necessary conflict minerals in the Subject Products originated in the Covered Countries or were from recycled or scrap sources.

To conduct our RCOI, we used a conflict minerals reporting template developed by the Conflict-Free Sourcing Initiative (the “CFSI”), an initiative founded by members of the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI). We requested this information from our direct suppliers who manufacture our Subject Products.

Based on our RCOI, we have reason to believe that some of the necessary conflict minerals used in our Subject Products originated in the Covered Countries and may not have been from recycled or scrap sources. Accordingly, we conducted due diligence to determine the source and chain of custody of these conflict minerals.

IV.	Due Diligence Process

We have designed our diligence efforts to generally conform to the Organization for Economic Cooperation and Development’s (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying supplements (the “OECD Guidance”).

The OECD Guidance identifies five due diligence steps: (i) Establish Strong Company Management Systems; (ii) Identify and Assess Risks in the Supply Chain; (iii) Design and Implement a Strategy to Respond to Identified Risks; (iv) Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence, and; (v) Report Annually on Supply Chain Due Diligence.

The due diligence steps that we executed included the following:

Step	OECD Guidance Steps		Due diligence activities performed by RH

1	Establish Strong Company Management Systems	Adopted Conflict Minerals Policy	• We adopted a Conflict Minerals Policy that is published on our supplier cloud platforms and is incorporated in our Vendor Manual

Created Conflict Minerals Compliance Team

•    We created an internal conflict minerals compliance team composed of representatives from sourcing, internal audit and legal departments (the “Conflict Minerals Compliance Team”). The team was structured to ensure critical information reached the relevant employees and suppliers

•    Our Conflict Minerals Compliance Team periodically reported on its due diligence activities to the RH executive team, the compliance committee and/or the audit committee

		Internal Engagement	• We educated and continue educating relevant employees on our conflict minerals program and reporting obligations

		Supplier Engagement	• We provided our direct suppliers information on conflict minerals, our disclosure requirements as well as recommendations for developing and implementing a conflict minerals compliance program

2	Identify and Assess Risks in the Supply Chain	Identified Products in Scope

•    Our Conflict Minerals Compliance Team conducted a review of the products contracted to be manufactured during the reporting period to identify product categories and Subject Products that may contain conflict minerals

Inquired about Due Diligence Measures Performed by Direct Suppliers

•    We used the responses from our direct suppliers to the CFSI reporting template to review their due diligence activities, including whether they had adopted a conflict minerals policy, required their own suppliers to source from processing facilities validated by an independent audit firm, and implemented a review process that includes corrective action management

•    We analyzed the completed responses received from our direct suppliers to identify incomplete responses, potential errors and/or inaccuracies. As deemed appropriate by us, we followed up by email or phone with the suppliers who did not respond to our request to complete the CFSI reporting template, or who submitted incomplete responses or responses that we determined may have contained errors or inaccuracies

•    We implemented a conflict minerals data management tool that tracks end-to-end communication with direct suppliers and consolidates suppliers responses to the CFSI template for analysis and reporting

Identified Smelters

•    We collected a list of smelters/processors that are in our supply chain by utilizing the CFSI reporting template.   We determined if the processing facilities adhere to responsible sourcing practices by reconciling that list to the list of smelter facilities designated by the CFSI Conflict-Free Smelter Program and the CFSI list of Active Smelters & Refiners that have committed to undergo the Conflict-Free Smelter Program audit. We have provided lists of smelters/processors that are reported in our supply chain in Appendix A.

3	Design and Implement a Strategy to Respond to Identified Risks	Designed Internal Reporting System	• Our Conflict Minerals Compliance Team periodically reported on its due diligence activities to the RH executive team, the compliance committee and/or the audit committee

		Adopted Conflict Minerals Policy	• We adopted a Conflict Minerals Policy that is published on our supplier cloud platforms and is incorporated in our Vendor Manual

Verified Smelters

•    As part of our risk mitigation process, we determined if the processing facilities identified in our supply chain adhere to responsible sourcing practices by reconciling the list of smelters collected from our direct suppliers to the list of smelter facilities that have been verified as complying with the CFSI Conflict-Free Smelter Program and the CFSI list of Active Smelters & Refiners that have committed to undergo the Conflict-Free Smelter Program audit

4	Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence		• We relied on the CFSI’s published lists to verify the CFSI Conflict-Free Smelter Program compliance status of smelters/processors that are reported in our supply chain

5	Report Annually on Supply Chain Due Diligence		• This Conflict Minerals Report is filed with the SEC and publicly available on our website at ir.restorationhardware.com, by clicking on “SEC Filings”

V.	Review of Due Diligence Results
1.	Facilities Used to Process Conflict Minerals in Subject Products

Based on our due diligence process and the information received from our direct suppliers, we have identified, in Appendix A, facilities that may have been used to process conflict minerals used in the Subject Products.

2.	Country of Origin of Conflict Minerals in Subject Products

Based on the information provided by our direct suppliers, we have reason to believe that some of our necessary conflict minerals may have originated from the Covered Countries. One of our direct suppliers indicated that it purchases tin from a smelter that is compliant with CFSI’s Conflict-Free Smelter Program (“CFSP”), which smelter in turn sources a portion of its tin from the Covered Countries.  In addition, one direct supplier indicated that the county of origin of the conflict minerals it used was “unknown”, and two suppliers failed to respond to requests from us.  Accordingly, notwithstanding our due diligence efforts, we were unable to determine the origin of a portion of conflict minerals contained in certain of the Subject Products.

3.	Efforts to Identify the Mine or Location of Origin of the Conflict Minerals

Our reasonable country-of-origin inquiry and due diligence process described above represent our best efforts to identify the mine or location of origin for the conflict minerals contained in the Subject Products for this reporting period. We also reviewed publicly available information, including information made publicly available by or through CFSI, to try to identify the mine or location of origin.

VI.	Steps To Be Taken To Mitigate Risk

RH intends to continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of conflict minerals will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. We expect that our direct suppliers will comply with our Conflict Minerals Policy and partner with us to (i) provide appropriate information and conduct necessary due diligence to facilitate our compliance with the Rule, (ii) implement and communicate to their relevant personnel and suppliers policies that are consistent with the Policy, (iii) put in place procedures and contractual provisions for the traceability of Conflict Minerals, working with their suppliers as applicable, (iv) use reasonable efforts to source conflict minerals from smelters and refiners that have been validated by a recognized, independent third party as DRC conflict free, and (v) adopt a risk management strategy with respect to identified risks in the supply chain that is consistent with our Conflict Minerals Policy.

In addition to the due diligence steps that we took during the reporting period, which we intend to continue to take in 2016 to the extent applicable, we intend to (i) engage with our suppliers that provided incomplete responses or failed to respond to requests, to ensure that they provide requested information for 2016, (ii) monitor the progress of traceability measures at suppliers that indicated for this reporting period that the source of conflict minerals was unknown or undeterminable; and (iii) communicate to new suppliers our sourcing expectations, including by disseminating our Conflict Minerals Policy to them.

VII.	Independent Private Sector Audit

Not required for the reporting period.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements within the meaning of the federal securities laws including statements related to our business, products and conflict mineral efforts, including steps we intend to take in the future to mitigate the risk that the conflict minerals used in the Subject Products benefit the armed groups on the Covered Countries.  You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that may cause these forward-looking statements to differ materially from our expectations include, among others: failure to carry out our plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities); internal and external resource constraints; political developments in the Covered Countries and regulatory developments in the United States, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K filed with the SEC on March 30, 2016, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this Conflict Minerals Report speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Appendix A

Processing Facilities

Table 1. CFSP-compliant processing facilities as listed by CFSI as of May 27, 2016

Processing facilities and their locations reported in our supply chain that are reported by CFSI as compliant with the CFSI Conflict-Free Smelter Program.

Mineral	Facility ID	Processing Facility Name	Country
Tin	CID000292	Alpha United States	UNITED STATES
Tin	CID001070	China Tin Group Co Ltd.	CHINA
Tin	CID000306	CV Gita Pesona	INDONESIA
Tin	CID000313	CV Serumpun Sebalai	INDONESIA
Tin	CID000315	CV United Smelting	INDONESIA
Tin	CID000402	Dowa Japan	JAPAN
Tin	CID000438	EM Vinto (1)	BOLIVIA
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non Ferrous Metal Processing Co Ltd	CHINA
Tin	CID000244	Jiangxi Ketai Advanced Material Co Ltd	CHINA
Tin	CID002468	Magnu s Minerais Metais e Ligas LTDA	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC) (1)	MALAYSIA
Tin	CID002500	Melt Metais e Ligas LTDA	BRAZIL
Tin	CID002773	Metallo Chimique N V	BELGIUM
Tin	CID001173	Mineracao Taboca S A	BRAZIL
Tin	CID001182	Minsur Peru	PERU
Tin	CID002517	O M Manufacturing Philippines Inc. (1)	PHILIPPINES
Tin	CID001314	O M Manufacturing Thailand Co. Ltd. (1)	THAILAND
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera (1)	INDONESIA
Tin	CID001424	PT Billi Tin Makmur Lestari	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA
Tin	CID002530	PT Inti Stania Prima	INDONESIA
Tin	CID000307	PT Justindo	INDONESIA
Tin	CID001453	PT Mitra Stania Prima (1)	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
Tin	CID001482	PT Timah Persero Tbk	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID002479	PT Wahana Perkit Jaya	INDONESIA
Tin	CID001539	Rui Da Hung Taiwan	TAIWAN
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID001898	Thaisarco	THAILAND
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM
Tin	CID002180	Yunnan Tin Company Ltd China (1)	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Mineral	Facility ID	Processing Facility Name	Country
Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	CID000077	Argor-Heraeus SA	SWITZERLAND
Gold	CID000082	Asahi Pretec Corporation	JAPAN
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000401	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
Gold	CID000493	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Ltd. Hong Kong	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited(1)	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Company Limited(1)	CHINA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	CID001113	Materion	UNITED STATES
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001153	Metalor Switzerland	SWITZERLAND
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES
Gold	CID001161	Met-Mex Penoles, S.A.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001322	Ohio Precious Metals, LLC	UNITED STATES
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001352	PAMP SA	SWITZERLAND
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals (1)	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Précinox SA	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID001573	Schone Edelmetaal B.V.	NETHERLANDS
Gold	CID001585	Sempsa JP (Cookson Sempsa)	SPAIN
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN

Mineral	Facility ID	Processing Facility Name	Country
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID001980	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc. (1)	UNITED STATES
Gold	CID002003	Valcambi SA	SWITZERLAND
Gold	CID002030	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	CID002100	Yamamoto Precious Metal Co., Ltd. (1)	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES
Tantalum	CID000410	Duoluoshan (1)	CHINA
Tantalum	CID000456	Exotech Inc.	UNITED STATES
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
Tantalum	CID002545	H.C. Starck GmbH Goslar	GERMANY
Tantalum	CID002546	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID000731	Hi-Temp	UNITED STATES
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd. (1)	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID002539	KEMET Blue Metals	MEXICO
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES
Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineração Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining & Smelting	JAPAN
Tantalum	CID001200	Molycorp Silmet A.S.	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID002540	Plansee SE Liezen	AUSTRIA
Tantalum	CID002556	Plansee SE Reutte	AUSTRIA
Tantalum	CID001508	QuantumClean	UNITED STATES
Tantalum	CID001522	RFH	CHINA
Tantalum	CID001769	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	CID001869	Taki Chemicals	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES
Tantalum	CID001969	Ulba	KAZAKHSTAN
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	CID002232	Zhuzhou Cemented Carbide	CHINA
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Mineral	Facility ID	Processing Facility Name	Country
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID002541	H.C. Starck GmbH	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	CID000766	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	CID002044	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

(1) Re-audit in progress; smelters and refiners with a “re-audit in progress” are still considered to be CFSP-compliant.

Table 2. CFSP-participating processing facilities as listed by CFSI as of May 27, 2016

Processing facilities and their locations reported in our supply chain that are reported by CFSI to have agreed to participate in the CFSI Conflict-Free Smelter Program but have not yet completed the program.

Mineral	Facility ID	Processing Facility Name	Country
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC China 2CHN053 CID000942	CHINA
Tin	CID002158	Yunnan Chengfeng Non ferrous Metals Co Ltd China 2CHN047 CID002158	CHINA
Gold	CID000015	Advanced Chemical Company	UNITED STATES
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000189	Cendres + Métaux SA	SWITZERLAND
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID000966	Kennametal Fallon	UNITED STATES

Table 3. CFSP-non-participating processing facilities as of May 27, 2016

Processing facilities and their locations reported in our supply chain that are not reported as either compliant with or participating in the CFSI Conflict-Free Smelter Program.

Mineral	Facility ID	Processing Facility Name	Country
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID000141	Bauer Walser AG	GERMANY
Gold	CID000180	Caridad	MEXICO
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID000522	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Mineral	Facility ID	Processing Facility Name	Country
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID000767	Hunan Chenzhou Mining Industry Co. Ltd.	CHINA
Gold	CID000778	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000988	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID001032	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Company Limited	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	CID001093	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	CID001328	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID001546	Sabin Metal Corp.	UNITED STATES
Gold	CID001562	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	CID001754	So Accurate Group, Inc.	UNITED STATES
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Tantalum	CID002501	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA